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                                                                  EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-69414 of Mercury Air Group, Inc. on Form S-8 of our report dated September 19, 1996 appearing in the Annual Report on Form 10-K of Mercury Air Group, Inc. for the year ended June 30, 1996.



DELOITTE & TOUCHE LLP
Los Angeles, California
September 25, 1996